                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                          SEAGATE TECHNOLOGY, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)

                                          SEAGATE TECHNOLOGY, INC.
- --------------------------------------------------------------------------------
                   (Name of person(s) filing proxy statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
          Rule 0-11: (A)
     (4)  Proposed maximum aggregate value of transaction:
          ----------------------------------------------------------------------
- ------------------------
(A) Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                            SEAGATE TECHNOLOGY, INC.
                               -----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 27, 1994

TO THE SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SEAGATE TECHNOLOGY, INC. (the "Company"), a Delaware corporation, will be held on Thursday, October 27, 1994 at 10:00 a.m., local time, at The Fairmont Hotel, Fairmont Plaza, 170 South Market Street, San Jose, California 95113 for the following purposes:

        1. To elect directors to serve for the ensuing year and until their successors are elected.

        2. To approve an amendment of the Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 shares.

        3. To ratify and approve the Company's Performance-Based Executive Compensation Plan.

        4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 1995.

        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on September 2, 1994 are entitled to notice of and to vote at the meeting.

    All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          Sincerely,
                                          Donald L. Waite
                                          Secretary
Scotts Valley, California
September 22, 1994

                            YOUR VOTE IS IMPORTANT.
             IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING,
        YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY
        AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                            SEAGATE TECHNOLOGY, INC.
                            ------------------------

                                PROXY STATEMENT
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of SEAGATE TECHNOLOGY, INC. (the "Company") for use at the Annual Meeting of Shareholders to be held Thursday, October 27, 1994 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at The Fairmont Hotel, Fairmont Plaza, 170 South Market Street, San Jose, California 95113. The Company's principal executive offices are located at 920 Disc Drive, Scotts Valley, California 95066, and its telephone number at that location is (408) 438-6550.

    These proxy solicitation materials and the Annual Report to Shareholders for the fiscal year ended July 1, 1994, including financial statements, were first mailed on or about September 22, 1994 to all shareholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

    Shareholders of record at the close of business on September 2, 1994 are entitled to notice of and to vote at the meeting. The Company has one series of Common Shares outstanding, designated Common Stock, $.01 par value. At the record date, 72,735,133 shares of the Company's Common Stock were issued and outstanding. No shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Every shareholder voting for the election of directors (Proposal One) may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than seven (7) candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the shareholder's votes. On all other matters, each share of Common Stock has one vote. A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the record date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in establishing the quorum.

    The cost of soliciting votes will be borne by the Company. The Company has retained Chemical Bank to provide proxy solicitation services in connection with the meeting at an estimated cost of $6,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

SECURITY OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of September 2, 1994 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the table under "Executive Compensation and Other Matters -- Executive Compensation -- Summary Compensation Table" and (iv) all directors and executive officers as a group:

                                                                          APPROXIMATE
                                                          COMMON STOCK      PERCENT
NAME                                                         OWNED         OWNED(1)
- --------------------------------------------------------  ------------   -------------
FMR Corp................................................   9,275,100          12.8%
  82 Devonshire St.
  Boston, MA 02109
Wellington Capital Management...........................   7,084,500           9.7
  75 State Street
  Boston, MA 02109
Alan F. Shugart (2).....................................     512,063           *
Robert A. Kleist (3)....................................      97,430           *
Kenneth E. Haughton (4).................................      50,321           *
Gary B. Filler (5)......................................      10,821           *
Lawrence Perlman (5)....................................      10,414           *
Laurel L. Wilkening (6).................................       9,998           *
Thomas P. Stafford (5)..................................       6,873           *
Donald L. Waite (7).....................................      68,955           *
Bernardo A. Carballo (5)................................      68,750           *
Brendan C. Hegarty (8)..................................      28,739           *
Ronald D. Verdoorn (5)..................................      20,494           *
All directors and executive officers as a group
  (16 persons) (9)......................................   1,063,414           1.4

- ------------------------
*    Less than 1%
(1) Applicable percentage of ownership is based on 72,735,133 shares of Common Stock outstanding as of September 2, 1994 together with applicable options for such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after September 2, 1994 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
(2) Includes 179,750 shares of Common Stock which may be acquired within 60 days after September 2, 1994 through the exercise of stock options.
(3) Includes 50,621 shares of Common Stock which may be acquired within 60 days after September 2, 1994 through the exercise of stock options.
(4) Includes 37,621 shares of Common Stock which may be acquired within 60 days after September 2, 1994 through the exercise of stock options.
(5) Represents shares of Common Stock which may be acquired within 60 days after September 2, 1994 through the exercise of stock options.
(6) Includes 9,798 shares of Common Stock which may be acquired within 60 days after September 2, 1994 through the exercise of stock options.
(7) Includes 52,975 shares of Common Stock which may be acquired within 60 days of September 2, 1994 through the exercise of stock options and excludes 2,941 shares of Common Stock issuable upon conversion of the Company's 6 3/4% Convertible Subordinated Debentures held by Donald L. Waite at a conversion price of $42.50 per share.
(8) Includes 28,125 shares of Common Stock which may be acquired within 60 days after September 2, 1994 through the exercise of stock options.
(9) Includes 646,691 shares of Common Stock which may be acquired within 60 days of September 2, 1994 through the exercise of stock options.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

    Proposals of shareholders which are intended to be presented by such shareholders at the Company's 1995 Annual Meeting must be received by the Secretary of the Company at the Company's principal executive offices no later than May 25, 1995 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

GENERAL

    A board of seven (7) directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's seven (7) nominees named below, all of whom are presently directors of the Company. In the event that any Management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified.

VOTE REQUIRED

    If a quorum is present and voting, the seven nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes are not counted in the election of directors.

NOMINEES

    The names of the nominees, each of whom is currently a director of the Company, and certain information about them are set forth below:

                                                                                                            DIRECTOR
NAME OF NOMINEE                 AGE                           PRINCIPAL OCCUPATION                           SINCE
- ------------------------------  ----  --------------------------------------------------------------------  --------
Alan F. Shugart...............   63   President, Chief Executive Officer, Chief Operating Officer and          1979
                                       Chairman of the Board of Directors of the Company
Gary B. Filler................   53   Senior Vice President and Chief Financial Officer of Diamond             1985
                                       Multimedia Systems Inc. (multimedia and graphics company)
Kenneth E. Haughton...........   66   Consultant, Engineering                                                  1986
Robert A. Kleist..............   66   President, Chief Executive Officer and a Director of Printronix,         1981
                                       Inc. (computer printer manufacturer)
Lawrence Perlman..............   56   Chairman of the Board of Directors, President and Chief Executive        1989
                                       Officer of Ceridian Corp. (formerly Control Data Corporation)
                                       (information services and defense electronics company)
Thomas P. Stafford............   63   Vice Chairman of Stafford, Burke and Hecker, Inc. (a consulting          1988
                                       firm)
Laurel L. Wilkening...........   49   Chancellor, University of California, Irvine                             1993

    Except as set forth below, each of the nominees has been engaged in his or her principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

    Mr. Shugart has been President and Chief Operating Officer of the Company since September 1991 and has been Chief Executive Officer since the Company's inception in 1979. Mr. Shugart also served as Chairman of the Board of Directors of the Company from inception until September 1991 and was reappointed Chairman of the Board of Directors in October 1992. Mr. Shugart is also currently a Director of Valence Technology, Inc.

    Mr. Filler was Chairman of the Board of Directors of the Company from September 1991 until October 1992. From October 1990 until September 1991, Mr. Filler served as Vice Chairman of the Board of Directors of the Company. Mr. Filler has been Senior Vice President and Chief Financial Officer of Diamond Multimedia Systems Inc. since August 1994. From February 1994 until June 1994 he served as Executive Vice President and Chief Financial Officer at ASK Group, Inc., a computer systems company. From June 1993 to January 1994, Mr. Filler was a business consultant and private investor. From December 1989 to May 1993, Mr. Filler served as Chairman of the Board of Directors and Chief Executive Officer of Burke Industries, a manufacturer of rubber products for military and industrial usage. Prior to that he was Executive Vice President and later President of Genesis Electronics Corporation, a manufacturer of voice communications equipment, from December 1987 to November 1989.

    Dr. Haughton was Vice President of Engineering of DaVinci Graphics, a computer plotter manufacturer from May 1990 to August 1991 and was an engineering consultant from May 1989 to May 1990. Dr. Haughton is also a director of Solectron Corporation.

    Mr. Perlman became President and Chief Executive Officer of Ceridian Corp. in January 1990 and was appointed Chairman of the Board of Directors of Ceridian Corp. in November 1992. Mr. Perlman previously held several executive positions at Control Data Corporation including Chairman of the Board of Directors and Chief Executive Officer of Imprimis Technology Incorporated ("Imprimis"). Mr. Perlman is also a Director of Inter-Regional Financial Group, Inc., Computer Network Technology Corporation and the Valspar Corporation.

    General Stafford, a former astronaut, also serves as Director of Allied-Signal Corporation, Pacific Scientific, Inc., Tremont, Inc., CMI, Inc., Fisher Scientific International, Inc., Wackenhut, Inc. and Wheelabrator Technologies, Inc.

    Dr. Wilkening has served as Chancellor of the University of California, Irvine since July 1993. From September 1988 to June 1993 she was Provost and Vice President of Academic Affairs at the University of Washington. From May 1991 to January 1993, Dr. Wilkening also served as Chair of the Space Policy Advisory Board of the National Space Counsel.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of eleven meetings during fiscal 1994. No director attended fewer than 75% of the meetings of the Board of Directors and committees thereof, if any, upon which such director served. The Board of Directors has an Audit Committee and an Executive Personnel and Organization Committee.

    The Audit Committee, which consisted of directors Filler, Wilkening and Haughton during fiscal 1994, met twice during the fiscal year. The Audit Committee reviews and approves the scope of the audit performed by the Company's independent auditors as well as the Company's accounting principles and internal accounting controls. In fiscal 1994 the Board of Directors as a whole recommended engagement of the Company's independent auditors.

    The Executive Personnel and Organization Committee, which consisted of directors Kleist, Stafford and Perlman during fiscal 1994, met four times during the fiscal year. This Committee reviews the organization of senior management, including succession planning, recommends to the Board of

Directors candidates for nomination to the Board, administers the Company's stock option and stock purchase plans and reviews and approves the Company's compensation policies and distributions to officers under the Company's Performance-Based Executive Compensation Plan. The Executive Personnel and
Organization Committee will consider nominees to the Board of Directors recommended by shareholders. Shareholders making such recommendations should follow the procedures outlined above under "Information Concerning Solicitation and Voting -- Shareholder Proposals to be Presented at Next Annual Meeting."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1994, Mr. Shugart, President, Chief Executive Officer and Chief Operating Officer of the Company participated in deliberations of the Executive Personnel and Organization Committee concerning executive compensation, other than deliberations concerning his own compensation.

                                  PROPOSAL TWO
        AMENDMENT OF  THE  EMPLOYEE  STOCK  PURCHASE  PLAN  TO  INCREASE
               THE  NUMBER  OF  SHARES OF  COMMON  STOCK RESERVED
                                FOR ISSUANCE THEREUNDER

    In June 1981 the Board of Directors adopted, and in September 1981 the shareholders approved, the Employee Stock Purchase Plan (the "Purchase Plan") under which a total of 800,000 shares of Common Stock were reserved for issuance. In 1987 the Board of Directors approved and the shareholders ratified an amendment of the Purchase Plan to change the method of calculating the number of shares to be issued to each participant at the end of each offering period. In each of 1988, 1990, and 1991, the Board of Directors approved, and the shareholders ratified, amendments of the Purchase Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares, 1,000,000 shares and 2,000,000 shares, respectively, to a total of 4,800,000 shares. In August 1994, the Board of Directors approved an amendment of the Purchase Plan to increase the number of shares reserved for issuance thereunder by an additional 2,000,000 shares to 6,800,000 shares, subject to approval by the shareholders at this Annual Meeting.

    As of September 2, 1994, a total of 4,010,606 shares had been issued to employees at an average purchase price of $9.07 per share pursuant to twenty-six
(26) offerings under the Purchase Plan and 2,789,394 shares, of which 2,000,000 shares are subject to shareholder approval at this Annual Meeting, remained available for future issuance.

    The Board of Directors believes that in order to attract and retain qualified employees for the Company, it is necessary to continue to allow employees to purchase Common Stock under the Purchase Plan. The Board of Directors further believes that the remaining shares in the Purchase Plan are insufficient for such purpose.

VOTE REQUIRED

    The affirmative vote of not less than a majority of the Common Stock represented either in person or by proxy and entitled to vote at the meeting will be required to approve the amendment of the Purchase Plan. An abstention would thus have the effect of a vote against Proposal Two and a broker non-vote would have no effect on the outcome.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE PURCHASE PLAN.

SUMMARY OF THE PURCHASE PLAN

    The essential features of the Purchase Plan, as amended, are outlined below.

PURPOSE

    The purpose of the Purchase Plan is to provide employees of the Company and those majority-owned subsidiaries of the Company which are designated by the Board of Directors to participate in the Purchase Plan with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Purchase Plan is intended to qualify under Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

    The Purchase Plan provides for administration by the Board of Directors of the Company or a committee appointed by the Board. All questions of interpretation or application of the Purchase Plan are determined by the Board of Directors or its appointed committee, and its decisions are final and binding upon all participants. No charges for administrative or other costs may be made against the payroll deductions of a participant in the Purchase Plan. Members of the Board receive no additional compensation for their services in connection with the administration of the Purchase Plan.

OFFERING DATES

    The Purchase Plan is implemented by one offering during each six-month period. Each such offering period is of 26 weeks duration. The offering periods commence on approximately March 15 and September 15 of each year. The Board of Directors has the power to alter the duration of the offering periods without shareholder approval.

ELIGIBILITY

    Any person who has been employed by the Company for at least 30 days prior to the first day of an offering period (or by any of its majority-owned subsidiaries designated from time to time by the Board of Directors) is eligible to participate in the Purchase Plan. Eligible employees become participants in the Purchase Plan by delivering to the Company's payroll office a subscription agreement authorizing payroll deductions. An employee who becomes eligible to participate in the Purchase Plan after the commencement of an offering may not participate in the Purchase Plan until the commencement of the next offering.

PURCHASE PRICE

    The price at which shares are sold to participating employees is eighty-five percent (85%) of the lower of the fair market value per share of the Common Stock on (i) the first day of the offering period or (ii) the last day of the offering period. The fair market value of the Common Stock on a given date is determined by reference to the closing sales price on the Nasdaq National Market.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

    The purchase price of the shares is accumulated by payroll deductions over the offering period. The deductions may not exceed 10%, or such other rate as may be determined from time to time by the Board, of a participant's compensation. A participant may discontinue his participation in the Purchase Plan but may not increase or decrease the rate of payroll deductions at any time during the offering period. Payroll deductions shall commence on the first payday following the offering date and shall continue at the same rate until the end of the offering period unless sooner terminated as provided in the Purchase Plan.

PURCHASE OF STOCK; EXERCISE OF OPTION

    By executing a subscription agreement to participate in the Purchase Plan, the employee is entitled to have shares placed under option to him or her. The maximum number of shares placed under option to a participant in an offering is that number arrived at by dividing the amount of his or her compensation which he or she has elected to have withheld for the offering period by the lower of
(i) 85% of the fair market value of a share of Common Stock at the beginning of the offering period, or (ii) 85% of the fair market value of a share of Common Stock on the last day of the offering period as long as the total number of shares issued to a participant for any offering period does not exceed a number determined by dividing $12,500 by the market value of a share of Common Stock at the beginning of the offering period. Unless the employee's participation is discontinued, the option for the purchase of shares will be exercised automatically at the end of the offering period at the applicable price.

    Notwithstanding the foregoing, no employee shall be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own, and/or hold outstanding options to purchase, 5% or more of the voting stock or value of all classes of stock of the Company. Furthermore, if the number of shares which would otherwise be placed under option at the beginning of an offering period exceeds the number of shares then available under the Purchase Plan, a pro rata allocation of the shares remaining shall be made in as equitable a manner as is practicable.

WITHDRAWAL

    While each participant in the Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, the participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period. Any withdrawal by the employee during a given offering automatically terminates the employee's interest in that offering.

TERMINATION OF EMPLOYMENT

    Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned without interest to such participant, or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

CAPITAL CHANGES

    In the event of any changes in the capitalization of the Company, such as stock splits or stock dividends, resulting in an increase or decrease in the number of shares of Common Stock, effected without receipt of consideration by the Company, appropriate adjustments will be made by the Company in the shares subject to purchase and in the purchase price per share.

NONASSIGNABILITY

    No rights or accumulated payroll deductions of an employee under the Purchase Plan may be pledged, assigned, or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

AMENDMENT AND TERMINATION OF THE PURCHASE PLAN

    The Board of Directors may at any time amend or terminate the Purchase Plan, except that such termination shall not affect options previously granted nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without prior approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the Purchase Plan, materially modify the eligibility requirements, or materially increase the benefits which may accrue to participants under the Purchase Plan.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

    The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and more than one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent that it is entitled to a deduction for ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

    The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

PARTICIPATION IN THE PURCHASE PLAN

    Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan.

    The following table sets forth certain information regarding shares purchased during the fiscal year ended July 1, 1994 by each of the executive officers named in the table under "Executive Compensation and Other Matters -- Executive Compensation -- Summary Compensation Table" who participated in the Purchase Plan, all current executive officers as a group and all other employees who participated in the Purchase Plan as a group:

                                                     NUMBER OF
                NAME OF INDIVIDUAL                     SHARES         DOLLAR
        OR IDENTITY OF GROUP AND POSITION           PURCHASED(#)   VALUE($)(1)
- --------------------------------------------------  ------------   ------------
Alan F. Shugart, Chairman, President, Chief
 Executive Officer and Chief Operating Officer....      1,552       $    13,635
Bernardo A. Carballo, Senior Vice President,
 Sales, Marketing and Product Line Management.....     --               --
Brendan C. Hegarty, Senior Vice President and
 Chief Technical Officer, Components..............     --               --
Ronald D. Verdoorn, Senior Vice President,
 Manufacturing Operations.........................     --               --
Donald L. Waite, Senior Vice President, Finance
 and Chief Financial Officer......................      1,552            13,635
All Current Executive Officers as a group (10
 Persons).........................................      6,945            61,288
Non-Executive Officer Directors as a Group........      *               *
All Other Employees as a Group....................    552,043         4,938,341

- ------------------------
*    Not eligible to participate in the Purchase Plan.
(1) Market value of shares on date of purchase, minus the purchase price under the Purchase Plan.

                                 PROPOSAL THREE
                          RATIFICATION AND APPROVAL OF
                 PERFORMANCE-BASED EXECUTIVE COMPENSATION PLAN

    At the Annual Meeting, the shareholders are being asked to ratify and approve the adoption of the Company's Performance-Based Executive Compensation Plan (the "Plan"). The Plan is intended to provide the Company's executive officers with financial incentives to meet and exceed pre-determined goals for the Company's profitability as measured by return on assets ("ROA"). This proposal solicits approval of the shareholders for the purpose of qualifying awards under the Plan to the Company's executives as allowable deductions in computing the Company's federal income tax. If the Plan is approved by the shareholders, the Company's federal income tax deduction will be maximized with respect to Plan payments made to the Company's Chief Executive Officer and its other executive officers. No payments may be made pursuant to the Plan if the Plan is not approved by the shareholders at the Annual Meeting.

    Under a recently enacted amendment to the Internal Revenue Code, the United States Congress voted to deny a deduction for federal income tax purposes to publicly held corporations to the extent that compensation paid to the corporation's chief executive officer and to each of its next four most highly compensated executive officers exceeds $1.0 million. These deduction limits do not apply, however, to certain types of "performance-based" compensation that meet the requirements of Section 162(m) of the Internal Revenue Code, which requirements include approval by the shareholders of the material terms under which the compensation is payable. The following is a summary of the principal features of the Plan.

    Under the Plan, cash awards are paid to eligible participants for the achievement of pre-determined ROA objectives. Eligibility is determined quarterly in the discretion of the Executive Personnel and Organization Committee of the Company's Board of Directors (the "Committee"), which is responsible for administration of the Plan. Eligible participants in the Plan are the executive and non-executive officers of the Company whose responsibilities significantly influence Company financial performance. For fiscal year 1995, the participants in the Plan include the five individuals named in the table below, the Company's other five executive officers and each of the Company's non-executive officers. Participation in future years will be at the discretion of the Committee, but it currently is expected that each of the Company's executive and non-executive officers will participate each year.

    The Committee sets the ROA performance objective which must be achieved prior to the payment of any award. For purposes of the Plan, ROA is the cumulative annualized net income of the Company as of the end of each fiscal quarter divided by the average total assets of the Company since the beginning of the fiscal year, taking into account certain exclusions from total assets (e.g., cash and cash equivalents, marketable securities, deferred tax debits and certain strategic investments), and excluding any significant nonrecurring items that are specified by the Committee. The Company's net income and total assets are each determined in accordance with Generally Accepted Accounting Principles.

    In setting the performance objective for a fiscal quarter, the Committee establishes a threshold ROA objective and payout levels for differing ROA levels, with payouts increasing as performance increases. After the end of each fiscal quarter, and prior to any payment being made under the Plan, the
Committee certifies  to  the  Board of  Directors  the  level of  ROA  that  was achieved. Participants are eligible to receive an award only if the ROA objective is achieved. However, under no circumstances may the maximum award payable to any participant under the Plan for any fiscal year exceed $2.0 million.

    Under the Plan, 60% of the award is paid in cash. The remaining 40% is deferred and may be used solely to satisfy the exercise price of certain stock options granted under the Company's 1991 Incentive Stock Option Plan. As a result, 40% of each payment earned is at risk to the participant until stock options held by such participant vest and are exercised. If a participant's employment with the Company is terminated prior to the end of a fiscal quarter, the Plan provides that he or she shall not be eligible for an award for that fiscal quarter and any deferred accumulated payments relating to unvested stock options are forfeited.

    The Committee may amend the Plan at any time; however, in doing so, the requirements of Section 162(m) must be met in order that payments made to the Company's executive officers thereunder remain eligible as deductible compensation expense to the Company for federal income tax purposes.

PARTICIPATION IN PERFORMANCE-BASED EXECUTIVE COMPENSATION PLAN

    Given that payments under the Plan are determined by comparing the actual ROA of the Company to the quarterly performance objective established by the Committee, it is not possible to conclusively state the amount of benefits which will be paid under the Plan in any year. Instead, the following table sets forth the amounts that were received by each of the following persons and groups for the last completed fiscal year when the Plan was first implemented.

                                                                                     DOLLAR VALUE ($)
                            NAME OF INDIVIDUAL                              ----------------------------------
                    OR IDENTITY OF GROUP AND POSITION                          CASH      DEFERRED     TOTAL
- --------------------------------------------------------------------------  ----------  ----------  ----------
Alan F. Shugart, Chairman, President, Chief Executive Officer and Chief
 Operating Officer........................................................  $  334,200  $  222,700  $  556,900
Bernardo A. Carballo, Senior Vice President, Sales, Marketing and Product
 Line Management..........................................................     222,600     148,500     371,100
Brendan C. Hegarty, Senior Vice President and Chief Technical Officer,
 Components...............................................................     212,000     141,400     353,400
Ronald D. Verdoorn, Senior Vice President, Manufacturing Operations.......     222,600     148,500     371,100
Donald L. Waite, Senior Vice President, Finance and Chief Financial
 Officer..................................................................     222,600     148,500     371,100
All Current Executive Officers as a Group (10 Persons)....................   2,219,400   1,480,600   3,700,000
Non-Executive Officer Directors as a Group................................      *           *           *
All Other Employees as a Group............................................   2,665,100   1,759,000   4,424,100

- ------------------------
*    Not eligible to participate in the Plan.

VOTE REQUIRED

    The affirmative vote of not less than a majority of the Common Stock represented and voting, in person or by proxy, at the meeting will be required to approve the adoption of the Plan. Abstentions and broker non-votes will have no effect on the outcome of Proposal Three.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE PERFORMANCE-BASED EXECUTIVE COMPENSATION PLAN.

                                 PROPOSAL FOUR
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1995 and recommends that shareholders vote for ratification of such appointment. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board feels that such a change would be in the best interests of the Company and its shareholders. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

    Ernst & Young LLP has audited the Company's financial statements annually since 1980. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table sets forth certain information regarding the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company.

                                                                                                 LONG TERM
                                                                                                COMPENSATION
                                                                                                   AWARDS
                                                                                                ------------
                                                                   ANNUAL COMPENSATION           SECURITIES
                                                             --------------------------------    UNDERLYING
                                                                                 OTHER ANNUAL     OPTIONS
                                                    FISCAL    SALARY    BONUS    COMPENSATION     GRANTED
           NAME AND PRINCIPAL POSITION               YEAR     ($)(1)     ($)         ($)            (#)
- --------------------------------------------------  ------   --------  --------  ------------   ------------
Alan F. Shugart ..................................    1994   $603,858  $334,200    $222,700(4)    120,000
 Chairman, President, Chief Executive Officer and     1993    550,000   411,000          --        60,000
 Chief Operating Officer                              1992    550,000   204,000           *       314,500
Bernardo A. Carballo (2) .........................    1994    329,128   222,600     148,500(4)     40,000
 Senior Vice President, Sales, Marketing and          1993    300,019   273,000          --        20,000
 Product Line Management                              1992    263,391   136,000           *       122,500
Brendan C. Hegarty ...............................    1994    365,544   212,000     141,400(4)     40,000
 Senior Vice President and Chief Technical            1993    350,000   273,000          --        20,000
 Officer, Components                                  1992    350,000   136,000           *         2,500
Ronald D. Verdoorn (3) ...........................    1994    328,932   222,600     241,702(5)     40,000
 Senior Vice President, Manufacturing Operations      1993    300,019   273,000      64,909(6)     20,000
                                                      1992    257,316   136,000           *       111,975
Donald L. Waite ..................................    1994    383,447   222,600     148,500(4)     40,000
 Senior Vice President, Finance and Chief             1993    357,936   273,000          --        20,000
 Financial Officer                                    1992    354,095   136,000           *        54,800

- ------------------------
* Under the transition rules of the Securities and Exchange Commission, no disclosure is required for "Other Annual Compensation" and "All Other Compensation" for fiscal year 1992.
(1) Fiscal year 1994 included 27 bi-weekly pay periods while fiscal years 1993 and 1992 included 26 bi-weekly pay periods.
(2) Mr. Carballo became an executive officer of the Company upon being promoted to Senior Vice President in September 1991. Information provided for Mr.
     Carballo for fiscal year 1992 includes all compensation earned by Mr. Carballo in his then-current positions with the Company.
(3) Mr. Verdoorn became an executive officer of the Company upon being promoted to Senior Vice President in November 1991. Information provided for Mr. Verdoorn for fiscal year 1992 includes all compensation earned by Mr. Verdoorn in his then-current positions with the Company.
(4) Represents deferred payments under the Performance-Based Executive Compensation Plan. See "Proposal Three -- Ratification and Approval of Performance-Based Executive Compensation Plan."
(5) Represents deferred payments under the Performance-Based Executive Compensation Plan of $148,500, equalization allowance of $62,592, relocation allowance of $17,548 and automobile allowance of $13,062.
(6) Represents relocation expenses of $59,017 and automobile allowance of $5,892.

                          OPTION GRANTS IN FISCAL 1994

    The following table provides information concerning each grant of options to purchase the Company's Common Stock made during fiscal year 1994 to the persons named in the Summary Compensation Table:

                                                                                           POTENTIAL REALIZABLE
                                                      INDIVIDUAL GRANTS                      VALUE AT ASSUMED
                                     ---------------------------------------------------     ANNUAL RATES OF
                                     NUMBER OF    % OF TOTAL                                      STOCK
                                     SECURITIES    OPTIONS                                  PRICE APPRECIATION
                                     UNDERLYING   GRANTED TO                                       FOR
                                      OPTIONS     EMPLOYEES    EXERCISE OR                    OPTION TERM(1)
                                      GRANTED     IN FISCAL     BASE PRICE    EXPIRATION   --------------------
               NAME                    (#)(2)        YEAR      ($/SH)(3)(4)      DATE       5%($)      10%($)
- -----------------------------------  ----------   ----------   ------------   ----------   --------  ----------
Alan F. Shugart....................    30,000        1.04%        $19.250       08/04/03   $363,187  $  920,387
                                       30,000        1.04%        $22.750       10/28/03   $429,221  $1,087,729
                                       30,000        1.04%        $22.125       01/20/04   $417,429  $1,057,847
                                       30,000        1.04%        $25.875       04/27/04   $488,179  $1,237,143

Bernardo A. Carballo...............    10,000        0.35%        $19.250       08/04/03   $121,062  $  306,795
                                       10,000        0.35%        $22.750       10/28/03   $143,074  $  362,576
                                       10,000        0.35%        $22.125       01/20/04   $139,143  $  352,616
                                       10,000        0.35%        $25.875       04/27/04   $162,726  $  412,381

Brendan C. Hegarty.................    10,000        0.35%        $19.250       08/04/03   $121,062  $  306,795
                                       10,000        0.35%        $22.750       10/28/03   $143,074  $  362,576
                                       10,000        0.35%        $22.125       01/20/04   $139,143  $  352,616
                                       10,000        0.35%        $25.875       04/27/04   $162,726  $  412,381

Ronald D. Verdoorn.................    10,000        0.35%        $19.250       08/04/03   $121,062  $  306,795
                                       10,000        0.35%        $22.750       10/28/03   $143,074  $  362,576
                                       10,000        0.35%        $22.125       01/20/04   $139,143  $  352,616
                                       10,000        0.35%        $25.875       04/27/04   $162,726  $  412,381

Donald L. Waite....................    10,000        0.35%        $19.250       08/04/03   $121,062  $  306,795
                                       10,000        0.35%        $22.750       10/28/03   $143,074  $  362,576
                                       10,000        0.35%        $22.125       01/20/04   $139,143  $  352,616
                                       10,000        0.35%        $25.875       04/27/04   $162,726  $  412,381

- ------------------------
(1) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.
(2) All stock options granted in fiscal year 1994 are exercisable starting one year after the date of grant, with 25% of the shares covered thereby becoming exercisable at that time and with an additional 25% of the option shares becoming exercisable at the end of each year thereafter, with full vesting occurring on the fourth anniversary of the date of grant. Optionees are permitted, with certain limitations, to exercise stock options as to unvested shares, but Common Stock purchased thereby is subject to repurchase by the Company until such vesting conditions are met. Under the 1991 Incentive Stock Plan, the Board retains discretion to modify the terms, including the price, of outstanding options.
(3) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by reference to the closing price reported on the Nasdaq National Market on the last trading day prior to the date of grant.
(4) Exercise price and tax withholding obligations may be paid in cash, by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

    The following table sets forth certain information regarding the exercise of stock options in the last fiscal year by the persons named in the Summary Compensation Table and the value of options held by such individuals at the end of the fiscal year.

                                                                     NUMBER OF SECURITIES
                                      SHARES                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                     ACQUIRED                     OPTIONS AT FISCAL YEAR END       IN-THE-MONEY OPTIONS
                                        ON                                    (#)               AT FISCAL YEAR END ($)(1)
                                     EXERCISE    VALUE REALIZED   ---------------------------   --------------------------
               NAME                     (#)          ($)(1)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
- -----------------------------------  ---------   --------------   -----------   -------------   -----------  -------------
Alan F. Shugart....................    284,000     $4,446,750       172,250        366,250       $1,159,781     $1,801,781
Bernardo A. Carballo...............     40,000        551,500        66,250        118,750          538,031        587,969
Brendan C. Hegarty.................    193,125      2,561,406         5,625        148,750           17,578      1,199,219
Ronald D. Verdoorn.................     34,693        598,578        17,994        117,313          156,059        739,765
Donald L. Waite....................     13,700         97,613        50,475        103,550          503,953        502,581

- ------------------------
(1) Market value of the Company's Common Stock at the exercise date or fiscal year end, as the case may be, minus the exercise price.

EMPLOYMENT CONTRACTS AND CHANGE-OF-CONTROL ARRANGEMENTS

    The Company currently has no employment contracts with any of the executive officers named in the "Summary Compensation Table" above and the Company has no compensatory plan or arrangement with such executive officers where the amount to be paid exceeds $100,000 and which are activated upon resignation, termination or retirement of any such executive officer upon a change of control of the Company. The Company's 1991 Incentive Stock Option Plan (the "1991 Plan") provides that in the event of a "change of control" of the Company, the Board of Directors may, in its discretion, provide that (i) all options granted under the 1991 Plan that are outstanding as of the date of such change of control will become immediately vested and fully exercisable and (ii) to the extent exercisable and vested, the value of all outstanding options, unless otherwise determined by the Board prior to any change of control, will be cashed out at the change of control price reduced by the exercise price applicable to such options.

COMPENSATION OF DIRECTORS

    Non-employee members of the Board of Directors receive an annual retainer of $30,000 and a fee of $3,000 per Board meeting attended (excluding telephone Board meetings), and $1,500 per Committee meeting attended, if such meeting is on a day other than the day of a meeting of the Board of Directors. The person serving as the Chairman of the Audit Committee receives an additional annual retainer of $8,000. The person serving as Chairman of the Executive Personnel and Organization Committee receives an additional annual retainer of $8,000. The Company also reimburses the directors for certain expenses incurred by them in their capacities as directors or in connection with attendance at Board meetings.

    The Company's Directors' Option Plan (the "Directors' Plan") provides for the grant of non-statutory options to purchase shares of the Company's Common Stock to non-employee directors. Under the Directors' Plan the timing of option grants, amount of the grants, exercise price and restrictions on exercise of the options are established in the plan. The exercise price of options granted under the Director's Plan may not be less than 100% of the fair market value of the Common Stock. The options become exercisable cumulatively for 1/48th of the shares subject to the option at the end of each full month that the optionee remains a director following the date of grant. Options granted under the Directors' Plan expire five years from the date of grant and may be exercised only while the optionee is serving as a member of the Company's Board of Directors, within six months after termination by death or disability or within three months after termination as a director except by death or disability. Pursuant to the Directors' Plan, each new non-employee director is granted an option to purchase 40,000 shares of Common Stock upon the date on which such person first becomes a director. On November 1 of each year, each non-employee director is granted an additional option to purchase 10,000 shares of Common Stock; provided, however, that no such additional grant is made to a non-employee director who has received an initial option grant in the preceding six months. Upon appointment to the Board of Directors on August 5, 1993, Dr. Wilkening was granted an option to purchase 40,000 shares at an exercise price of $19.625 per share. On November 1, 1993, each of the non-employee directors (other than Dr. Wilkening), Messrs. Kleist, Filler, Stafford and Perlman and Dr. Haughton was granted an option to purchase 10,000 shares of the Company's Common Stock at an exercise price of $22.25 per share.

REPORT OF THE EXECUTIVE PERSONNEL AND ORGANIZATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Executive Personnel and Organization Committee (the "Committee") of the Board of Directors reviews and approves the Company's executive compensation policies. The Committee invites all members of the Board of Directors to observe its meetings and directors who are not members of the Committee generally do so. The following is the report of the Committee describing compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended July 1, 1994.

    The Company's executive compensation policies are designed (i) to provide competitive levels of overall compensation in order to attract and retain the most qualified executives in the industry, (ii) to motivate executive officers to achieve the Company's business objectives and (iii) to reward executive officers for their achievements on behalf of the Company. To achieve these goals, the Committee and the Board of Directors has established an executive compensation program primarily consisting of three integrated components -- Base Salary, Performance-Based Awards and Stock Options.

    BASE SALARY. The base salary component of total compensation is designed to compensate executives competitively within the industry and the marketplace. In this regard the Committee considers competitive data obtained from national executive compensation surveys, a given officer's level of responsibility, past performance and historical salary level and input from the Company's senior management. In arriving at fiscal 1994 base salaries, the Committee considered data from three surveys, one of which contained data concerning computer and computer peripheral companies and the other two of which contained data concerning a broad set of industries. The Committee, together with an independent outside consultant (Frederick W. Cook & Associates), analyzed survey data for companies of similar revenue size and developed base salary structural guidelines. The Committee established the fiscal 1994 base salaries of the Company's executive officers at the beginning of the fiscal year, except in the instance of one executive officer hired during the fiscal year. The base salary of the Company's executive officers increased by an average of 8.8% of the base salary levels in fiscal 1993. In making salary decisions, the Committee exercised its discretion and judgment based on all of the factors described above and, although the Committee generally targets base salary levels at the 50th percentile of the survey data, no specific formula was applied to determine the weight of each of the factors.

    The Chief Executive Officer's (the "CEO") base salary for fiscal 1994 was $603,858, reflecting a salary increase of 9.1% over fiscal 1993. In setting the CEO's fiscal 1994 salary, the Committee considered the Company's fiscal 1993 results, the CEO's individual performance and contribution, the survey data described above and the CEO's historical salary level. The Company's fiscal 1993 results were judged by the Committee to be excellent: the Company experienced a sales increase of 5.9% and an earnings increase of 204.3%. The CEO's individual contributions to the Company were his leadership role in establishing and retaining a strong management team and his strategic focus on the business to position it for growth and diversification. Finally, the Committee compared the CEO's base salary to the survey data and considered the fact that the CEO's base salary had remained unchanged since October 1990. In making its salary decision with respect to the CEO, the Committee exercised its discretion and judgment based on the above factors, and no specific formula was applied to determine the weight of each factor.

    PERFORMANCE-BASED AWARDS. All executive officers, including the CEO, participate in the Company's Performance-Based Executive Compensation Plan. The Performance-Based Executive Compensation Plan compensates executive officers in the form of quarterly awards. See "Proposal Three -- Ratification and Approval of Performance-Based Executive Compensation Plan" for a description of the Performance-Based Executive Compensation Plan. Awards under the Performance-Based Executive Compensation Plan are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company and the individual contribution of each executive officer. As described under Proposal Three above, awards under the Performance-Based Executive Compensation Plan, including the CEO's, are contingent upon attainment of specific Company profitability performance objectives as measured by the Company's return on assets ("ROA"), with the performance objectives established by the Committee early in the fiscal year. The actual payout varies with Company performance such that above-average performance results in above-average compensation and below-average performance results in below-average compensation. Under the Performance-Based Executive Compensation Plan, 60% of the award is paid in cash. The remaining 40% is deferred and may be used solely to satisfy the exercise price of certain stock options granted under the Company's 1991 Incentive Stock Option Plan. As a result, 40% of each award earned is at risk to the executive officer until stock options held by such executive officer vest and are exercised. If a participant's employment with the Company is terminated prior to the end of a fiscal quarter, the Performance-Based Executive Compensation Plan provides that he or she shall not be eligible for an award for that fiscal quarter and any deferred accumulated payments relating to unvested stock options are forfeited. In fiscal 1994, the total awards, including the deferred portion, under the Performance-Based Executive Compensation Plan represented approximately 48% of the CEO's total cash compensation, including deferred compensation, and ranged from 48% to 61% of the total cash compensation, including deferred compensation, of the other executive officers. Based upon the Company's earnings performance during fiscal 1994, awards were made to executive officers in each of the four fiscal quarters.

    The Committee believes that the Performance-Based Executive Compensation Plan provides an excellent link between the Company's earnings performance and the incentives paid to executives.

    STOCK OPTIONS. The grant of stock options to executive officers creates a direct link between compensation and long-term increases in shareholder value. The Committee believes that stock option grants provide an incentive that focuses the executive officers' attention on managing the Company from the perspective of an owner with an equity stake in the business. Options are subject to vesting provisions to encourage executive officers to remain employed with the Company. With respect to executive officers, stock option grants normally occur on a quarterly basis. The size of each option grant is based upon the executive officer's responsibilities, relative position with the Company and the Committee's judgment with respect to the executive's impact on shareholder value. During fiscal 1994, the CEO received four quarterly stock option grants of 30,000 shares, one executive officer received four quarterly grants of 7,000 shares and the remaining executive officers received four grants of 10,000 shares each.

    IMPACT OF SECTION 162(M) OF THE INTERNAL REVENUE CODE. The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. In general, it is the Company's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws. As a result, the Committee has submitted the Performance-Based Executive Compensation Plan to the shareholders for ratification and approval in order to qualify for deductibility the compensation realized in connection with payments under this plan. (See Proposal Three). In addition, at the 1993 Annual Meeting of Shareholders, the shareholders approved certain amendments to the 1991 Incentive Stock Option Plan to preserve the Company's ability to deduct the compensation expense relating to stock options granted under such plan.

    In approving the amount and form of compensation for the Company's executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of
Section 162(m).

    Members of the Executive Personnel and Organization Committee:

    Robert A. Kleist, Lawrence Perlman, Thomas P. Stafford

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the annual percentage change in the cumulative return to the shareholders of the Company's Common Stock with the cumulative return of the S&P 500 Index (the "S&P 500") and of a peer group constructed by the Company (the "Peer Group") for the period commencing July 1, 1989 and ending on June 30, 1994. The Peer Group is composed of Conner Peripherals, Inc., Komag, Inc., Maxtor Corporation, Micropolis Corporation, Quantum Corporation, Read-Rite Corporation and Western Digital Corporation. Returns for the Peer Group are weighted based on market capitalization at the beginning of each fiscal year.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              Jun-89     Jun-90     Jun-91     Jun-92     Jun-93     Jun-94
Seagate            100        107         57        112        120        149
Peer Group         100        194        109        134         90        113
S&P 500            100        116        125        142        161        163


- ------------------------
(1) The graph assumes that  $100 was invested on July  1, 1989 in the  Company's
    Common  Stock and in the S&P 500 and Peer Group, and that all dividends were reinvested. No dividends have been declared or paid on the Company's  Common
    Stock.   Shareholder  returns  over  the  indicated  period  should  not  be considered indicative of future shareholder returns.

(2) The Company operates on a 52/53 week fiscal year which ends on the Friday closest to June 30. Accordingly the last trading day of the Company's fiscal year may vary. For consistent presentation and comparison to the S&P 500 and Peer Group shown herein, the Company has calculated its stock performance graph assuming a June 30 year end.


    The information contained above under the captions entitled "Report of the Executive Personnel and Organization Committee of the Board of Directors" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

CERTAIN TRANSACTIONS WITH MANAGEMENT

    The Company chartered aviation services from Monterey Airplane Company, a company 100% owned by Alan F. Shugart, Chairman of the Board of Directors, President, Chief Executive Officer and Chief Operating Officer, and his wife, during the fiscal year ended July 1, 1994 in the aggregate amount of $1,142,352. The Company believes that the terms of such transactions were no less favorable than those which could be obtained from entities unrelated to the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely in its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the period from July 3, 1993 to July 1, 1994, all filing requirements applicable to its executive officers and directors were complied with.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: September 22, 1994

                               SEAGATE TECHNOLOGY

                          EMPLOYEE STOCK PURCHASE PLAN
                            (Restated August 6, 1987)
                      (As Amended Through October 27, 1994)


     The following constitutes the provisions of the Employee Stock Purchase Plan (herein called the "Plan") of Seagate Technology (herein called the "Company").

     1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries (as defined in paragraph 2(f)) with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.   DEFINITIONS.

          (a)  "Board" means the Board of Directors of the Company.

          (b) "Common Stock" means the Common Stock, no par value, of the Company.

          (c) "Compensation" means base pay, excluding all other emoluments such as amounts attributable to overtime, shift premium, incentive compensation, bonuses and commissions; except that commissions paid with respect to the Company's sales activities shall be treated as a part of base pay. The Board or its Committee (as defined in Paragraph 13) may specifically direct the inclusions of any excluded item of compensation in a manner consistent with the requirements of Section 423 of the Code, as provided in

Paragraph 1, but subject to the limitations contained in Paragraph 19 hereof.

          (d) "Employee" means any person, including an officer, who is employed by the Company or one of its Designated Subsidiaries.

          (e) "Subsidiary" means any corporation, domestic or foreign, in which the Company owns, directly or indirectly, 50% or more of the voting shares.

          (f) "Designated Subsidiaries" means the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (g) "Offering Date" means the first day of each offering period of the Plan.

          (h) "Termination Date" means the last day of each offering period of the Plan.

     3.   ELIGIBILITY.

          (a) GENERAL RULE. Any employee, as defined in paragraph 2, who has been employed by the Company or one of its Designated Subsidiaries for at least 30 days prior to the Offering Date shall be eligible to participate in the Plan, subject to the limitations imposed by Section 423(b) of the Code.

          (b) EXCEPTIONS. Any provisions of the Plan to the contrary notwithstanding, no employee shall be granted an option under the Plan if,

     (i) immediately after the grant, such employee (or any other person whose stock ownership would be attributed to such employee pursuant to
          Section 425(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any subsidiary of the Company, or

    (ii) the rate of withholding under such option would permit the employee's rights to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds Twelve Thousand Five Hundred Dollars ($12,500) of fair market value of such shares (determined at the time such option is granted) for each offering period.

     4. OFFERINGS. The Plan shall be implemented by one offering during each six month period of the Plan, commencing on September 24, 1981, the date of effectiveness with the Securities and Exchange Commission of the Company's Registration Statement on Form S-1 relating to its initial public offering and continuing thereafter until terminated in accordance with paragraph 19 hereof.

     5.   PARTICIPATION.
          (a) An eligible employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it with the Company's payroll office not less than 15 days prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible employees with respect to a given offering.

          (b) Payroll deductions for a participant shall commence with the first payroll following the Offering Date, or the first payroll following the date of valid filing of the subscription agreement, whichever is later, and shall end on the Termination Date of the offering, unless sooner terminated by the participant as provided in paragraph 10.

     6.   PAYROLL DEDUCTIONS.

          (a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the offering period at a rate not exceeding ten percent (10%), or such other maximum rate as may be determined from time to time by the Board, of the Compensation which he would otherwise receive on such payday, provided that the aggregate of such payroll deductions during the offering period shall not exceed ten percent (10%), or such other maximum percentage as may be determined from time to time by the Board, of the Compensation which he would otherwise have received during said offering period.

          (b) All payroll deductions authorized by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

          (c) A participant may discontinue his participation in the Plan as provided in paragraph 10, but may not decrease or increase the rate of his payroll deductions during the offering period.

     7.   GRANT OF OPTION.

          (a) On each Offering Date, each participant shall be granted an option to purchase (at the option price) the number of full shares of the Company's Common Stock arrived at by dividing such participant's total payroll deductions accumulated during such offering period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock at the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company at the Termination Date, subject to the limitations set forth in paragraphs 3(b) and 12 hereof. The fair market value of a share of the Company's Common Stock shall be determined as provided in paragraph 7(b) herein.

          (b)  The option price per share of such shares shall be the lower of:
(i) 85% of the fair market value of a share of the Common Stock of the Company at the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company at the Termination Date. The fair market value of the Company's Common Stock on said dates shall be determined by the Company's Board of Directors, based upon such factors as the Board determines relevant; provided, however, that if there is a public market for the Common Stock, the fair market value of a share of Common Stock on a given date shall be the reported bid price for the Common Stock as of such date; or, in the event that the Common Stock is listed on a stock exchange, the fair market value of a share of Common Stock shall be the closing price on the exchange as of such date.

     8. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in paragraph 10, his option for the purchase of shares will be exercised automatically at the Termination Date, and the minimum number of full shares subject to option will be purchased for him at the applicable option price with the accumulated payroll deductions in his account. During his lifetime, a participant's option to purchase shares hereunder is exercisable only by him.

     9. DELIVERY. As promptly as practicable after the Termination Date of each offering, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him of shares at the Termination Date of each offering period shall be returned to said participant.

     10.  WITHDRAWAL; TERMINATION OF EMPLOYMENT.

          (a) A participant may withdraw all, but not less than all, the payroll deductions credited to his account under the Plan at any time prior to the Termination Date by giving written notice to the Company on a form provided for such purpose. All of the participant's payroll deductions credited to his account will be paid to him as soon as practicable after receipt of his notice of withdrawal, and his option for the current offering period will be automatically cancelled, and no further payroll deductions for the purchase of shares will be made during such offering period.

          (b) Upon termination of the participant's employment for any reason, including retirement or death, the payroll deductions accumulated in his account will be returned to him as soon as practicable after such termination or, in the case of his death, to the person or persons entitled thereto under paragraph 14, and his option will be automatically cancelled.

          (c) A participant's withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

     11. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

     12.  STOCK.

          (a) The maximum number of shares of the Company's Common Stock which shall be reserved for sale under the Plan shall be 6,800,000 shares, subject to further adjustment upon changes in capitalization of the Company as provided in paragraph 18. The shares to be sold to participants in the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) hereof at the Offering Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each participant affected thereby and shall return any excess funds accumulated in each participant's account as soon as practicable after the termination date of such offering period.

          (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

     13. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company or a committee (the "Committee") appointed by the Board. The administration, interpretation or application of the Plan by the Board or the Committee shall be final, conclusive and binding upon all participants. Members of the Board or the Committee who are eligible employees are permitted to participate in the Plan, provided that:

          (a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

          (b) No member of the Board who is eligible to participate in the Plan may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of options pursuant to the Plan.

          (c) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

     14.  DESIGNATION OF BENEFICIARY.

          (a) A participant may file a written designation of a beneficiary who is to receive shares and/or cash, if any, from the participant's account under the Plan in the event of such participant's death at a time when cash or shares are held for his account.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant in the absence of a valid designation of a beneficiary who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

     16. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17. REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating employees semi-annually as soon as practicable following the Termination Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to option.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     19. AMENDMENT OR TERMINATION. The Board of Directors of the Company may at any time terminate or amend the Plan. No such termination will affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company if such amendment would:

          (a)  Increase the number of shares that may be issued under the Plan;

          (b) Materially modify the requirements as to eligibility for participation in the Plan; or

          (c) Materially increase the benefits which may accrue to participants under the Plan.

     20. NOTICES. All notices or other communications by a participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon, which approval shall be:

          (a) (1) solicited substantially in accordance with Section 14(a) of the Securities Act of 1934, as amended (the "Act") and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 4(a) of the Act at the time such information is furnished; and

          (b) obtained at or prior to the first annual meeting of shareholders held subsequent to the first registration of Common Stock under Section 12 of the Act.

               In the case of approval by written consent, the shares "present or represented" shall mean all outstanding shares.

     22. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option and if required by applicable securities laws, the Company may require the participant for whose account the option is being exercised to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

                               SEAGATE TECHNOLOGY

                          EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT


______ Original Application
______ Change in Payroll Deduction Rate
______ Change of Beneficiary(ies)


1.   ___________________________________ hereby elects to participate in the
     SEAGATE TECHNOLOGY Employee Stock Purchase Plan (the "Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Agreement and the Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ______% of my base pay in accordance with the Plan.

3. I understand that said payroll deductions shall be accumulated for the purchase of shares in accordance with the Plan, and that shares will be purchased for me automatically at the end of the offering period unless I withdraw from the Plan by giving written notice to the Company.

4. I understand that prior to the delivery of any shares I will receive a copy of the Company's most recent prospectus which describes the Plan. A copy of the complete "Seagate Technology Employee Stock Purchase Plan" is on file with the Company.

5.   Shares purchased for me under the Plan should be issued in the name(s) of:
     _________________________________________________________________________
     _________________________________________________________________________
     _________________________________________________________________________

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the first day of the offering period during which I purchased such shares or within 1 year after the date on which such shares were delivered to me, I may be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the option price paid for the shares. I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY SUCH DISPOSITION. However, if I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the amount paid for the shares under the option, or (2) the excess of the fair market value of the shares over the option price, measured as if the option had been exercised on the first day of the offering period during which I purchased such shares. The remainder of the gain, if any, recognized on such disposition will be taxed at capital gains rates.

7. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Plan:


NAME:     (Please print) ________________________________________
                         First          Middle              Last

______________________   ________________________________________
Relationship

                         ________________________________________
                         Address


NAME:     (Please print) ________________________________________
                         First          Middle              Last

______________________   ________________________________________
Relationship

                         ________________________________________
                         Address

Date:     ____________________     ______________________________
                                   Signature of Employee

_________________________________________________________________
_________________________________________________________________

I do not wish to participate in the Employee Stock Purchase Plan.


Date: ___________________     _____________________________________
                              Signature of Employee

This Proxy is solicited on behalf of the Board of Directors


                            SEAGATE TECHNOLOGY, INC.

                       1994 ANNUAL MEETING OF SHAREHOLDERS

                                October 27, 1994


     The undersigned shareholder of SEAGATE TECHNOLOGY, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 22, 1994, and hereby appoints Alan F. Shugart, Gary B. Filler and Robert A. Kleist, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1994 Annual Meeting of Shareholders of SEAGATE TECHNOLOGY, INC. to be held on October 27, 1994 at 10:00 a.m., local time, at The Fairmont Hotel, Fairmont Plaza, 170 South Market Street, San Jose, California 95113, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


     1.   ELECTION OF DIRECTORS:

          / /  FOR all nominees listed below   / /  WITHHOLD
               (except as indicated)

          If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

          Alan F. Shugart; Robert A. Kleist; Gary B. Filler; Kenneth E. Haughton; Thomas P. Stafford; Lawrence Perlman; Laurel L. Wilkening.


     2. PROPOSAL TO APPROVE THE AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 2,000,000 SHARES:

          / /  FOR         / /  AGAINST        / /  ABSTAIN

     3. PROPOSAL TO RATIFY AND APPROVE THE PERFORMANCE-BASED EXECUTIVE COMPENSATION PLAN:

          / /  FOR         / /  AGAINST        / /  ABSTAIN

     4. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 1995:

          / /  FOR         / /  AGAINST        / /  ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE 1981 EMPLOYEE STOCK PURCHASE PLAN, FOR THE RATIFICATION AND APPROVAL OF THE PERFORMANCE-BASED EXECUTIVE COMPENSATION PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                        Dated: __________________, 1994


                                        _______________________________
                                                   Signature


                                        _______________________________
                                                   Signature


(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)